                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                          AND EDUDATA CORPORATION (D&M)

                                       and

                                 DAVID LOK (DL)



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                              DISTRIBUTOR AGREEMENT
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THIS AGREEMENT is made this 30th day of May, 1996

BETWEEN

     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, L.L.C.
     AND EDUDATA CORPORATION (D&M)
     200 N. Westlake Boulevard
     Suite 202
     Westlake Village, California 91362
     U.S.A.

AND

     DAVID LOK
     ROOM 812,8F LIPPO SUN PLAZA
     29 CANTON ROAD
     T.S.T. KOWLOON
     HONG KONG

INTRODUCTION

A. D&M manufactures and markets a range of hardware and associated software having applications in dentistry and other areas.

B. D&M is desirous of having DL as a distributor of its products in a territory described herein and to contract with any sub-distributors that DL so desires for the territories herein described and under the terms and conditions herein described.

C. DL is desirous of marketing, selling, and supporting the sale of D&M'S products in the territory and represents that it possesses the structural facility and the ability to promote and sell the product.

1.   PRELIMINARY

     1.1  DEFINITIONS

          "D&M" means Dental/Medical Diagnostic Systems, L.L.C.
          and Edudata Corporation.
          "The Distributor" means David Lok.
          "Products" means the products listed by D&M in Appendix "A", particularly the TeliCam Intra0ral Camera and D&M'S full range of software.
          "Territory" shall mean the countries and areas listed in Appendix "B".

     1.2  COMMENCEMENT

          This Agreement shall commence on the 1st day of September 1996.

     1.3  TERM

          This agreement shall continue for a term of five (5) years and for such further term or terms as the parties shall agree.

2.   APPOINTMENT

     D&M hereby appoints the Distributor as its exclusive distributor of the products in the Territory. The Distributor may designate their affiliated subsidiaries and successors in interest to receive the benefits of and to carry out the rights of the Distributor under this Agreement

3.   DISTRIBUTOR'S OBLIGATIONS

     3.1 The Distributor shall promote and develop sales of the products in the Territory upon such terms and conditions as it shall determine from time to time.

     3.2 The Distributor shall maintain sales of the product in the Territory at the following volumes: 48 TeliCam IntraOral Cameras in Year One to be purchased at 12 units per quarter and for each succeeding year, the minimum quota shall equal 115% of the quota for the previous year.

          In the event that the Distributor's sales are less than the minimum quota set forth above for any year, D&M shall have the right to terminate this Agreement if after giving notice of its intent in writing to the Distributor, the Distributor fails to rectify any shortfall within ninety (90) days from the time that such notice is given. If the minimum quota is met, D&M cannot terminate this agreement.

          No minimum quotas are established under this Agreement for software or any other items.

     3.3 The Distributor shall maintain in the Territory, adequate facilities and sales personnel to undertake its obligations under this Agreement, as shall its sub-distributors.

     3.4 The Distributor shall maintain a place of business, display rooms, installation and training department which shall, subject to reasonable prior notice, be available for inspection by D&M.

4.   D&M'S OBLIGATIONS

     4.1 D&M shall sell to the Distributor during the term of this Agreement the products described in Appendix "A".

     4.2 D&M shall make available, at its cost, to the Distributor such films, video tapes, brochures, marketing material, samples, etc., as it shall have available from time to time and which may assist the Distributor in the promotion and sales of the products.

     4.3 D&M shall fill and ship all the Distributor's purchase orders in a timely manner.

     4.4 D&M shall warrant and indemnify the Distributor against any patent copyright or trademark violation or alleged violation and hold the Distributor harmless and defend the Distributor against any such claims.

     4.5 All products supplied by D&M must meet the standards and requirements of the country into which the products will be ultimately sold to by the Distributor.

5.   PRICE AND PAYMENT

     5.1 The Distributor shall pay to D&M the sum of two thousand and seven hundred fifty dollars ($2,750 U.S.) per TeliCam Intra0ral Camera purchased pursuant to this Agreement

     5.2 D&M shall provide current price lists to the Distributors but may change the prices for any of its products upon sixty (60) days prior written notice, provided that any change will not affect any existing orders placed by the Distributor.

     5.3 The Distributor shall pay for products (other than software) by letter of credit or telegraphic transfer of the purchase money at the time of the order, or other method acceptable to D&M.

     5.4 All prices quoted and payments made shall be in the currency of the United States of America.

     5.5 Should D&M or any associated companies develop new products not listed in Appendix "A", Distributor will be given a right of first refusal to become the exclusive Distributor of such products in the Territory.

     5.6 Prices offered to the Distributor shall be no greater than the price offered to others by D&M related companies.

6.0  Miscellaneous

     6.1 The Distributor shall be entitled to appoint sub-distributors and agents to assist with the promotion and sales of the product in the Territory.

     6.2 Any notice or communication required or permitted hereunder shall be deemed to be properly given when forwarded by prepaid ordinary mail or by facsimile to the other party at the address shown herein.

     6.3 This Agreement does not constitute the Distributor as an agent or legal representative of D&M.

     6.4 This Agreement shall be binding upon and applicable to any and all subsidiaries or related or controlled affiliates of D&M, its successors and assigns.

     6.5 In the event of termination of this Agreement, D&M agrees not to contact for the purpose of soliciting sales and shall not directly utilize the services of any sub-distributors to distribute the products which the Distributor has advised its utilized.

     6.6 This Agreement shall be governed by and subject to the laws of the State of California.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first herein above written.

Attest:                                Dental/Medical Diagnostic Systems, LLC
                                       and Edudata Corporation

-------------------------------        ---------------------------------------
                                       By: Robert H. Gurevitch

Attest:                                David Lok

?????????????????                      /s/    David Lok
-------------------------------        ---------------------------------------
                                       By     David Lok

                                  APPENDIX "B"

                                  "Territory"

                                     Taiwan

                                  APPENDIX "A"



                                   "Products"





 TeliCam IntraOral Camera System consisting of camera, handpiece, illumination system and lens.